EXHIBIT 99.1

EOG Resources, Inc.
News Release
For Further Information Contact:	Investors
Maire A. Baldwin
(713) 651-6EOG (651-6364)

Media and Investors
Elizabeth M. Ivers
(713) 651-7132

EOG RESOURCES REPORTS SECOND QUARTER 2009 RESULTS

  Increases 2009 Liquids Production Growth Target from 22 to 25 Percent and Maintains 2010 Liquids Production Growth Target of 20 Percent
  Increases Acreage Position in the Fort Worth Barnett Combo Play
  Announces Strong Results from Fort Worth Barnett Combo, North Dakota Bakken and Manitoba Waskada Liquids Plays
  Reports High Rate Haynesville Natural Gas Wells

FOR IMMEDIATE RELEASE: Thursday, August 6, 2009

HOUSTON - EOG Resources, Inc. (EOG) today reported its second quarter 2009 operating and financial results. For the second quarter, EOG reported a net loss available to common stockholders of $16.7 million, or $0.07 per share. This compares to second quarter 2008 net income available to common stockholders of $178.2 million, or $0.71 per share.

The results for the second quarter 2009 included a previously disclosed $33.6 million ($21.6 million after tax, or $0.09 per share) net gain on the mark-to-market of financial commodity transactions. During the quarter, the net cash inflow related to financial commodity contracts was $344.8 million ($221.9 million after tax, or $0.89 per share). Consistent with some analysts' practice of matching realizations to settlement months, adjusted non-GAAP net income available to common stockholders for the quarter was $183.6 million, or $0.73 per share. Adjusted non-GAAP net income available to common stockholders for the second quarter 2008 was $631.7 million, or $2.52 per share. (Please refer to the attached tables for the reconciliation of adjusted non-GAAP net income available to common stockholders to GAAP net income (loss) available to common stockholders.)

Operational Highlights and Targets

EOG continues to adapt and apply its horizontal gas drilling and completion expertise to develop unconventional crude oil and liquids rich reservoirs. Positive drilling results were reported recently from its three primary areas of focus in North America - the Fort Worth Barnett Combo, North Dakota Bakken and Manitoba Waskada.

    In the Fort Worth Barnett Combo Play where drilling operations are planned in multi-well packages to maximize resource potential, three Bowen wells, the A#1H, A#2H and B#1H, began sales at individual production rates ranging from 150 to 400 barrels of oil per day (Bopd) with 1.2 to 1.6 million cubic feet per day (MMcfd) of liquids rich natural gas. EOG has 100 percent working interest in the wells. The Seibold Unit #3H and #4H wells were completed at gross rates of 500 Bopd with 1.8 MMcfd and 550 Bopd with 1.2 MMcfd, respectively. EOG has 96 percent working interest in the wells. The Tunnicliff B#1H and B#2H were also brought to sales at 400 Bopd each with 3.0 and 1.8 MMcfd, respectively. EOG has 100 percent working interest in the wells. While EOG is currently operating a four-rig drilling program, it plans to increase its activity level to seven rigs later in the year. Subsequent to the second quarter, EOG completed the acquisition of 25,000 net unproved acres and approximately 2,000 net barrels of oil equivalents per day of production in Montague and Cooke Counties for $134 million, comprised of cash and shares of EOG common stock. EOG currently holds approximately 194,000 net acres in Montague and Cooke Counties.

    With six rigs operating across its 500,000 total net acreage position in the North Dakota Bakken, EOG is drilling in both the Core and Lite areas. With initial production rates of 1,700 and 1,600 Bopd, respectively, the Austin #17-20H and #20-29H are characteristic of previously completed Bakken Core wells. EOG has 63 and 75 percent working interest in the wells, respectively. EOG further extended the productive limits of its acreage beyond the Core area with the Ross #7-17H and Sidonia #1-06H. Drilled in the Bakken Lite, the wells began initial production at 500 and 700 Bopd, respectively. EOG has 100 and 44 percent working interest in these wells, respectively. In total, EOG plans to drill 17 gross wells in the Bakken Lite area during 2009 and an additional 58 gross wells in the Bakken Core.

    In Manitoba, EOG reported excellent well results from the development of its Waskada Oil Field. Thirteen wells were completed with average peak month production rates of approximately 200 Bopd per well. EOG has 100 percent working interest in the wells.

"Through our application of horizontal drilling and completion technology, EOG has developed a solid early mover position in economic crude oil and liquids rich resource plays," said Mark G. Papa, Chairman and CEO. "The results from our exploration efforts in these types of reservoirs clearly position EOG as the dominant player in both the Core and Lite areas of the North Dakota Bakken, as well as in the Fort Worth Barnett Combo and Manitoba's Waskada Field."

Reflecting ongoing success from its portfolio of crude oil and liquids rich plays, EOG increased its full year 2009 total company liquids production growth target from 22 to 25 percent and maintained its 20 percent growth target for 2010.

EOG has a deep inventory of natural gas prospects and reported excellent drilling results in the United States. With four rigs operating in the Haynesville, EOG reported notable initial production rates from five wells recently completed in DeSoto Parish. The Johnson 6#1 and DN Bell #1 flowed at initial gross production rates of 14.3 and 14.4 MMcfd of natural gas, respectively. EOG has 64 and 100 percent working interest in the wells, respectively. The Thompson 11#1 was completed at a gross rate of 14.9 MMcfd. EOG has 70 percent working interest in the well. The Lafitte 34 #1 and Billingsley 35 #1 began sales at gross rates of 15.7 and 14.6 MMcfd, respectively. EOG has 65 and 63 percent working interest in the wells, respectively.

EOG also announced the Conwy crude oil discovery in Block 110/12 off the western coast of the United Kingdom in the East Irish Sea. Drilled to approximately 2,900 feet in June, the well has estimated net recoverable reserves of 11 million barrels of oil that can be developed at attractive economic rates of return. Beginning later this year, EOG plans to drill two additional exploration wells with initial production targeted for early 2012. EOG is the operator and has 100 percent working interest in the block.

"Our strong operational results from the quarter are consistent with EOG's corporate strategy - add more crude oil and liquids assets to complement our already strong natural gas portfolio, lead the industry in horizontal completions and maintain a focus on returns," said Papa.

Third Quarter and Full Year 2009 Forecast

Based on current data, forecast and benchmark commodity pricing information for the third quarter and full year 2009 are included in the accompanying table. EOG continues to target 5.5 percent total company organic production growth in 2009 over 2008, contingent on storage limitations in the North American natural gas market and the impact on natural gas prices.

Conference Call Scheduled for August 7, 2009

EOG's second quarter 2009 results conference call will be available via live audio webcast at 8 a.m. Central Daylight Time (9 a.m. Eastern Daylight Time) on Friday, August 7, 2009. To listen, log on to www.eogresources.com. The webcast will be archived on EOG's website through Friday, August 21, 2009.

EOG Resources, Inc. is one of the largest independent (non-integrated) oil and natural gas companies in the United States with proved reserves in the United States, Canada, Trinidad, the United Kingdom and China. EOG Resources, Inc. is listed on the New York Stock Exchange and is traded under the ticker symbol "EOG."

This press release (including the accompanying forecast and benchmark commodity pricing information) includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, including, among others, statements and projections regarding EOG's future financial position, operations, performance, business strategy, budgets, reserve information, levels of production and costs and statements regarding the plans and objectives of EOG's management for future operations, are forward-looking statements. EOG typically uses words such as "expect," "anticipate," "estimate," "project," "strategy," "intend," "plan," "target," "goal," "may," "will" and "believe" or the negative of those terms or other variations or comparable terminology to identify its forward-looking statements. In particular, statements, express or implied, concerning EOG's future operating results and returns or EOG's ability to replace or increase reserves, increase production or generate income or cash flows are forward-looking statements. Forward-looking statements are not guarantees of performance. Although EOG believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that these expectations will be achieved or will prove to have been correct. Moreover, EOG's forward-looking statements may be affected by known and unknown risks, events or circumstances that may be outside EOG's control. Important factors that could cause EOG's actual results to differ materially from the expectations reflected in EOG's forward-looking statements include, among others:

  the timing and extent of changes in prices for natural gas, crude oil and related commodities;
  changes in demand for natural gas, crude oil and related commodities, including ammonia and methanol;
  the extent to which EOG is successful in its efforts to discover, develop, market and produce reserves and to acquire natural gas and crude oil properties;
  the extent to which EOG can optimize reserve recovery and economically develop its plays utilizing horizontal and vertical drilling and advanced completion technologies;
  the extent to which EOG is successful in its efforts to economically develop its acreage in the Barnett Shale, the Bakken Formation, its Horn River Basin and Haynesville plays and its other exploration and development areas;
  EOG's ability to achieve anticipated production levels from existing and future natural gas and crude oil development projects, given the risks and uncertainties inherent in drilling, completing and operating natural gas and crude oil wells and the potential for interruptions of production, whether involuntary or intentional as a result of market or other conditions;
  the availability, proximity and capacity of, and costs associated with, gathering, processing, compression and transportation facilities;
  the availability, cost, terms and timing of issuance or execution of, and competition for, mineral licenses and leases and governmental and other permits and rights of way;
  competition in the oil and gas exploration and production industry for employees and other personnel, equipment, materials and services and, related thereto, the availability and cost of employees and other personnel, equipment, materials and services;
  EOG's ability to obtain access to surface locations for drilling and production facilities;
  the extent to which EOG's third-party-operated natural gas and crude oil properties are operated successfully and economically;
  EOG's ability to effectively integrate acquired natural gas and crude oil properties into its operations, fully identify existing and potential problems with respect to such properties and accurately estimate reserves, production and costs with respect to such properties;
  weather, including its impact on natural gas and crude oil demand, and weather-related delays in drilling and in the installation and operation of gathering and production facilities;
  the ability of EOG's customers and other contractual counterparties to satisfy their obligations to EOG and, related thereto, to access the credit and capital markets to obtain financing needed to satisfy their obligations to EOG;
  EOG's ability to access the commercial paper market and other credit and capital markets to obtain financing on terms it deems acceptable, if at all;
  the accuracy of reserve estimates, which by their nature involve the exercise of professional judgment and may therefore be imprecise;
  the timing and extent of changes in foreign currency exchange rates, interest rates, inflation rates, global and domestic financial market conditions and global and domestic general economic conditions;
  the extent and effect of any hedging activities engaged in by EOG;
  the timing and impact of liquefied natural gas imports;
  the use of competing energy sources and the development of alternative energy sources;
  political developments around the world, including in the areas in which EOG operates;
  changes in government policies, legislation and regulations, including environmental regulations;
  the extent to which EOG incurs uninsured losses and liabilities;
  acts of war and terrorism and responses to these acts; and
  the other factors described under Item 1A, "Risk Factors," on pages 13 through 19 of EOG's Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and any updates to those factors set forth in EOG's subsequent Quarterly Reports on Form 10-Q.

In light of these risks, uncertainties and assumptions, the events anticipated by EOG's forward-looking statements may not occur, and you should not place any undue reliance on any of EOG's forward-looking statements. EOG's forward-looking statements speak only as of the date made and EOG undertakes no obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

The United States Securities and Exchange Commission (SEC) currently permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. As noted above, statements of proved reserves are only estimates and may be imprecise. Any reserve estimates provided in this press release that are not specifically designated as being estimates of proved reserves may include not only proved reserves, but also other categories of reserves that the SEC's guidelines strictly prohibit EOG from including in filings with the SEC. Investors are urged to consider closely the disclosure in EOG's Annual Report on Form 10-K for the fiscal year ended December 31, 2008, available from EOG at P.O. Box 4362, Houston, Texas 77210-4362 (Attn: Investor Relations). You can also obtain this report from the SEC by calling 1-800-SEC-0330 or from the SEC's website at www.sec.gov.

EOG RESOURCES, INC.
FINANCIAL REPORT
(Unaudited; in millions, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Net Operating Revenues	$861.0	$1,095.5	$2,019.2	$2,229.5
Net Income (Loss) Available to Common Stockholders	$(16.7)	$178.2	$142.0	$418.7
Net Income (Loss) Per Share Available to Common Stockholders
Basic	$(0.07)	$0.72	$0.57	$1.70
Diluted	$(0.07)	$0.71	$0.57	$1.67
Average Number of Shares Outstanding
Basic	248.2	246.5	248.1	246.0
Diluted	248.2	251.1	250.5	250.6

SUMMARY INCOME STATEMENTS
(Unaudited; in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Net Operating Revenues
Natural Gas	$460,044	$1,340,557	$1,027,622	$2,378,195
Crude Oil, Condensate and Natural Gas Liquids	287,134	524,793	487,462	919,641
Gains (Losses) on Mark-to-Market Commodity Derivative Contracts	33,570	(842,822)	384,953	(1,312,666)
Gathering, Processing and Marketing	77,284	63,777	115,126	99,762
Other, Net	3,007	9,207	4,085	144,598
Total	861,039	1,095,512	2,019,248	2,229,530
Operating Expenses
Lease and Well	134,599	129,949	280,105	254,056
Transportation Costs	66,011	63,102	134,873	125,069
Gathering and Processing Costs	13,521	8,922	31,234	17,281
Exploration Costs	34,307	59,511	83,930	107,454
Dry Hole Costs	33,643	6,785	36,637	15,213
Impairments	47,046	48,875	112,517	81,449
Marketing Costs	74,050	62,986	106,003	96,031
Depreciation, Depletion and Amortization	375,592	315,294	764,921	612,493
General and Administrative	58,760	61,640	116,706	114,566
Taxes Other Than Income	23,492	95,345	70,892	182,095
Total	861,021	852,409	1,737,818	1,605,707

Operating Income	18	243,103	281,430	623,823

Other Income, Net	1,237	13,309	2,976	14,892

Income Before Interest Expense and Income Taxes	1,255	256,412	284,406	638,715

Interest Expense, Net	24,811	9,029	43,187	21,220

Income (Loss) Before Income Taxes	(23,556)	247,383	241,219	617,495

Income Tax Provision (Benefit)	(6,850)	69,177	99,215	198,333

Net Income (Loss)	(16,706)	178,206	142,004	419,162

Preferred Stock Dividends	-	-	-	443

Net Income (Loss) Available to Common Stockholders	$(16,706)	$178,206	$142,004	$418,719

Dividends Declared per Common Share	$0.145	$0.120	$0.290	$0.240

EOG RESOURCES, INC.
OPERATING HIGHLIGHTS
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Wellhead Volumes and Prices
Natural Gas Volumes (MMcfd) (A)
United States	1,139	1,139	1,167	1,112
Canada	225	215	227	215
Trinidad	266	217	264	224
Other International (B)	15	12	15	15
Total	1,645	1,583	1,673	1,566

Average Natural Gas Prices ($/Mcf) (C)
United States	$3.37	$10.36	$3.72	$9.23
Canada	3.40	9.42	3.92	8.42
Trinidad	1.51	3.64	1.42	3.76
Other International (B)	3.55	9.95	4.84	9.89
Composite	3.07	9.31	3.39	8.34

Crude Oil and Condensate Volumes (MBbld) (A)
United States	42.9	35.4	43.8	33.0
Canada	2.9	2.6	3.1	2.5
Trinidad	3.0	3.2	3.0	3.4
Other International (B)	0.1	-	0.1	-
Total	48.9	41.2	50.0	38.9

Average Crude Oil and Condensate Prices ($/Bbl) (C)
United States	$52.82	$117.60	$42.85	$105.78
Canada	52.52	112.55	44.53	101.41
Trinidad	47.50	113.29	40.49	99.92
Other International (B)	46.75	114.40	46.73	96.84
Composite	52.47	116.94	42.82	104.97

Natural Gas Liquids Volumes (MBbld) (A)
United States	22.1	14.2	21.9	15.5
Canada	1.0	0.9	1.1	0.9
Total	23.1	15.1	23.0	16.4

Average Natural Gas Liquids Prices ($/Bbl) (C)
United States	$25.60	$63.62	$23.88	$60.19
Canada	25.60	66.39	25.56	61.52
Composite	25.60	63.78	23.96	60.26

Natural Gas Equivalent Volumes (MMcfed) (D)
United States	1,529	1,437	1,561	1,403
Canada	249	236	252	236
Trinidad	284	236	282	244
Other International (B)	15	12	16	15
Total	2,077	1,921	2,111	1,898

Total Bcfe (D)	189.0	174.8	382.1	345.4

(A) Million cubic feet per day or thousand barrels per day, as applicable.
(B) Other International includes EOG's United Kingdom operations and, effective July 1, 2008, EOG's China operations.
(C) Dollars per thousand cubic feet or per barrel, as applicable.
(D) Million cubic feet equivalent per day or billion cubic feet equivalent, as applicable; includes natural gas, crude oil and condensate and natural gas liquids. Natural gas equivalents are determined using the ratio of 6.0 thousand cubic feet of natural gas to 1.0 barrel of crude oil and condensate or natural gas liquids.

EOG RESOURCES, INC.
SUMMARY BALANCE SHEETS
(Unaudited; in thousands, except share data)

	June 30,	December 31,
	2009	2008

ASSETS
Current Assets
Cash and Cash Equivalents	$706,964	$331,311
Accounts Receivable, Net	570,262	722,695
Inventories	243,614	187,970
Assets from Price Risk Management Activities	606,595	779,483
Income Taxes Receivable	19,078	27,053
Other	63,763	59,939
Total	2,210,276	2,108,451

Property, Plant and Equipment
Oil and Gas Properties (Successful Efforts Method)	22,292,107	20,803,629
Other Property, Plant and Equipment	1,172,546	1,057,888
Total Property, Plant and Equipment	23,464,653	21,861,517
Less: Accumulated Depreciation, Depletion and Amortization	(9,018,974)	(8,204,215)
Total Property, Plant and Equipment, Net	14,445,679	13,657,302
Other Assets	136,797	185,473
Total Assets	$16,792,752	$15,951,226

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts Payable	$720,053	$1,122,209
Accrued Taxes Payable	78,470	86,265
Dividends Payable	35,983	33,461
Liabilities from Price Risk Management Activities	11,758	4,429
Deferred Income Taxes	213,413	368,231
Current Portion of Long-Term Debt	37,000	37,000
Other	92,943	113,321
Total	1,189,620	1,764,916

Long-Term Debt	2,760,000	1,860,000
Other Liabilities	550,339	498,291
Deferred Income Taxes	3,033,271	2,813,522
Commitments and Contingencies

Stockholders' Equity
Common Stock, $0.01 Par, 640,000,000 Shares Authorized and
250,528,510 Shares Issued at June 30, 2009 and 249,758,577
Shares Issued at December 31, 2008	202,505	202,498
Additional Paid In Capital	395,128	323,805
Accumulated Other Comprehensive Income	130,503	27,787
Retained Earnings	8,535,559	8,466,143
Common Stock Held in Treasury, 76,279 Shares at June 30, 2009
and 126,911 Shares at December 31, 2008	(4,173)	(5,736)
Total Stockholders' Equity	9,259,522	9,014,497
Total Liabilities and Stockholders' Equity	$16,792,752	$15,951,226

EOG RESOURCES, INC.
SUMMARY STATEMENTS OF CASH FLOWS
(Unaudited; in thousands)

	Six Months Ended
	June 30,
	2009	2008
Cash Flows from Operating Activities
Reconciliation of Net Income to Net Cash Provided by Operating Activities:
Net Income	$142,004	$419,162
Items Not Requiring (Providing) Cash
Depreciation, Depletion and Amortization	764,921	612,493
Impairments	112,517	81,449
Stock-Based Compensation Expenses	48,479	44,566
Deferred Income Taxes	62,161	123,330
Other, Net	1,689	(127,693)
Dry Hole Costs	36,637	15,213
Mark-to-Market Commodity Derivative Contracts
Total (Gains) Losses	(384,953)	1,312,666
Realized Gains (Losses)	655,740	(114,859)
Other, Net	6,865	9,077
Changes in Components of Working Capital and Other Assets and Liabilities
Accounts Receivable	149,021	(395,526)
Inventories	(22,151)	(9,176)
Accounts Payable	(414,823)	255,495
Accrued Taxes Payable	(17,743)	(92,738)
Other Assets	(7,487)	(61,623)
Other Liabilities	(24,842)	(8,440)
Changes in Components of Working Capital Associated with
Investing and Financing Activities	169,183	(775)
Net Cash Provided by Operating Activities	1,277,218	2,062,621

Investing Cash Flows
Additions to Oil and Gas Properties	(1,433,591)	(2,144,769)
Additions to Other Property, Plant and Equipment	(151,845)	(196,353)
Proceeds from Sales of Assets	828	354,413
Changes in Components of Working Capital Associated with
Investing Activities	(169,101)	648
Other, Net	1,384	(20,429)
Net Cash Used in Investing Activities	(1,752,325)	(2,006,490)

Financing Cash Flows
Long-Term Debt Borrowing	900,000	-
Long-Term Debt Repayments	-	(38,000)
Dividends Paid	(69,516)	(51,647)
Redemption of Preferred Stock	-	(5,395)
Excess Tax Benefits from Stock-Based Compensation	21,874	55,552
Treasury Stock Purchased	(6,125)	(6,865)
Proceeds from Stock Options Exercised and Employee Stock Purchase Plan	8,026	48,509
Debt Issuance Costs	(8,741)	-
Other, Net	(82)	127
Net Cash Provided by Financing Activities	845,436	2,281

Effect of Exchange Rate Changes on Cash	5,324	(4,542)

Increase in Cash and Cash Equivalents	375,653	53,870
Cash and Cash Equivalents at Beginning of Period	331,311	54,231
Cash and Cash Equivalents at End of Period	$706,964	$108,101

EOG RESOURCES, INC.
QUANTITATIVE RECONCILIATION OF ADJUSTED NET INCOME AVAILABLE TO COMMON STOCKHOLDERS (Non-GAAP)
TO NET INCOME (LOSS) AVAILABLE TO COMMON STOCKHOLDERS (GAAP)
(Unaudited; in thousands, except per share data)

The following chart adjusts three-month and six-month periods ended June 30, 2009 and 2008 reported Net Income (Loss) Available to Common Stockholders (GAAP) to reflect actual net cash realized from financial commodity price transactions by eliminating the unrealized mark-to-market (gains) losses from these transactions and to eliminate the gain on the sale of EOG's Appalachian assets in the first quarter of 2008. EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who adjust reported company earnings to match realizations to production settlement months and make certain other adjustments to exclude one-time items. EOG management uses this information for comparative purposes within the industry.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

Reported Net Income (Loss) Available to Common Stockholders (GAAP)	$(16,706)	$178,206	$142,004	$418,719

Mark-to-Market (MTM) Commodity Derivative Contracts Impact
Total (Gains) Losses	(33,570)	842,822	(384,953)	1,312,666
Realized Gains (Losses)	344,776	(138,069)	655,740	(114,859)
Subtotal	311,206	704,753	270,787	1,197,807

After Tax MTM Impact	200,261	453,509	174,251	770,789

Less: Gain on Sale of Appalachian Assets, Net of Tax	-	-	-	(84,748)

Adjusted Net Income Available to Common Stockholders (Non-GAAP)	$183,555	$631,715	$316,255	$1,104,760

Net Income (Loss) Per Share Available to Common Stockholders (GAAP)
Basic	$(0.07)	$0.72	$0.57	$1.70
Diluted	$(0.07)	$0.71	$0.57	$1.67

Adjusted Net Income Per Share Available to Common Stockholders (Non-GAAP)
Basic	$0.74	$2.56	$1.27	$4.49
Diluted	$0.73	$2.52	$1.26	$4.41

Average Number of Shares (GAAP)
Basic	248,207	246,536	248,095	245,950
Diluted	248,207	251,135	250,499	250,553

Average Number of Shares (Non-GAAP)
Basic	248,207	246,536	248,095	245,950
Diluted	250,703	251,135	250,499	250,553

EOG RESOURCES, INC.
QUANTITATIVE RECONCILIATION OF DISCRETIONARY CASH FLOW
AVAILABLE TO COMMON STOCKHOLDERS (Non-GAAP)
TO NET CASH PROVIDED BY OPERATING ACTIVITIES (GAAP)
(Unaudited; in thousands)

The following chart reconciles three-month and six-month periods ended June 30, 2009 and 2008 Net Cash Provided by Operating Activities (GAAP) to Discretionary Cash Flow Available to Common Stockholders (Non-GAAP). EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who adjust Net Cash Provided by Operating Activities for Exploration Costs (excluding Stock-Based Compensation Expenses), Changes in Components of Working Capital and Other Assets and Liabilities, Changes in Components of Working Capital Associated with Investing and Financing Activities and Preferred Stock Dividends. EOG management uses this information for comparative purposes within the industry.

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2009	2008	2009	2008
Net Cash Provided by Operating Activities (GAAP)	$671,379	$1,135,536	$1,277,218	$2,062,621

Adjustments
Exploration Costs (excluding Stock-Based Compensation Expenses)	29,359	55,168	73,830	99,091
Changes in Components of Working Capital and Other Assets and Liabilities
Accounts Receivable	7,905	217,842	(149,021)	395,526
Inventories	(745)	12,461	22,151	9,176
Accounts Payable	62,201	(162,043)	414,823	(255,495)
Accrued Taxes Payable	32,221	63,473	17,743	92,738
Other Assets	8,917	59,878	7,487	61,623
Other Liabilities	6,772	(13,725)	24,842	8,440
Changes in Components of Working Capital Associated
with Investing and Financing Activities	(30,585)	5,967	(169,183)	775
Preferred Stock Dividends	-	-	-	(443)

Discretionary Cash Flow Available to Common Stockholders (Non-GAAP)	$787,424	$1,374,557	$1,519,890	$2,474,052

EOG RESOURCES, INC.
THIRD QUARTER AND FULL YEAR 2009 FORECAST AND BENCHMARK COMMODITY PRICING

     (a) Third Quarter and Full Year 2009 Forecast

The forecast items for the third quarter and full year 2009 set forth below for EOG Resources, Inc. (EOG) are based on current available information and expectations as of the date of the accompanying press release. This forecast replaces and supersedes any previously issued guidance or forecast.

     (b) Benchmark Commodity Pricing

EOG bases United States and Canada natural gas price differentials upon the natural gas price at Henry Hub, Louisiana using the simple average of the NYMEX settlement prices for the last three trading days of the applicable month.

EOG bases United States, Canada and Trinidad crude oil and condensate price differentials upon the West Texas Intermediate crude oil price at Cushing, Oklahoma using the simple average of the NYMEX settlement prices for each trading day within the applicable calendar month.

				ESTIMATED RANGES
				(Unaudited)
		3Q 2009			Full Year 2009
Daily Production
Natural Gas (MMcfd)
	United States	1,110	-	1,135	1,130	-	1,160
	Canada	200	-	220	215	-	227
	Trinidad	230	-	255	250	-	265
	Other International	8	-	13	12	-	15
	Total	1,548	-	1,623	1,607	-	1,667

Crude Oil and Condensate (MBbld)
	United States	46.8	-	49.0	45.5	-	47.5
	Canada	3.5	-	5.0	3.5	-	4.3
	Trinidad	2.3	-	3.3	2.8	-	3.2
	Total	52.6	-	57.3	51.8	-	55.0

Natural Gas Liquids (MBbld)
	United States	20.0	-	24.4	21.2	-	23.7
	Canada	0.6	-	1.0	0.9	-	1.0
	Total	20.6	-	25.4	22.1	-	24.7

Natural Gas Equivalent Volumes (MMcfed)
	United States	1,511	-	1,575	1,530	-	1,587
	Canada	224	-	256	241	-	259
	Trinidad	244	-	275	267	-	284
	Other International	8	-	13	12	-	15
	Total	1,987	-	2,119	2,050	-	2,145

				ESTIMATED RANGES
				(Unaudited)
		3Q 2009			Full Year 2009
Operating Costs
Unit Costs ($/Mcfe)
	Lease and Well	$ 0.73	-	$ 0.77	$ 0.72	-	$ 0.76
	Transportation Costs	$ 0.33	-	$ 0.36	$ 0.34	-	$ 0.36
	Depreciation, Depletion and Amortization	$ 2.03	-	$ 2.09	$ 2.01	-	$ 2.06

Expenses ($MM)
Exploration, Dry Hole and Impairment		$ 125.0	-	$ 135.0	$ 480.0	-	$ 500.0
General and Administrative		$ 64.0		$ 68.0	$ 240.0		$ 248.0
Gathering and Processing		$ 13.0	-	$ 16.0	$ 58.0	-	$ 64.0
Capitalized Interest		$ 12.5	-	$ 16.0	$ 50.5	-	$ 58.0
Net Interest		$ 28.0	-	$ 32.0	$ 95.0	-	$ 105.0

Taxes Other Than Income (% of Revenue)		7.0%	-	7.5%	5.0%	-	6.5%

Income Taxes
Effective Rate		30%	-	40%			> 35%
Current Taxes ($MM)		$ 5	-	$ 10	$ 50	-	$ 70

Capital Expenditures ($MM) - FY 2009
Exploration and Development, excluding Acquisitions					Approximately		$ 2,900
Gathering, Processing and Other					Approximately		$ 280
Acquisitions					Approximately		$ 140

Pricing - (Refer to Benchmark Commodity Pricing in text)
Natural Gas ($/Mcf)
	Differentials (include the effect of physical contracts)
	United States - below NYMEX Henry Hub	$ 0.25	-	$ 0.50	$ 0.35	-	$ 0.55
	Canada - below NYMEX Henry Hub	$ 0.60	-	$ 1.00	$ 0.40	-	$ 0.80

	Realizations
	Trinidad	$ 1.25	-	$ 1.60	$ 1.37	-	$ 1.57
	Other International	$ 3.40	-	$ 4.00	$ 4.10	-	$ 4.60

Crude Oil and Condensate ($/Bbl)
	Differentials
	United States - below WTI	$ 8.00	-	$ 12.00	$ 8.50	-	$ 10.50
	Canada - below WTI	$ 4.35	-	$ 7.50	$ 4.50	-	$ 6.50
	Trinidad - below WTI	$ 8.50	-	$ 12.50	$ 9.75	-	$ 11.75

Definitions
$/Bbl	U.S. Dollars per barrel
$/Mcf	U.S. Dollars per thousand cubic feet
$/Mcfe	U.S. Dollars per thousand cubic feet equivalent
$MM	U.S. Dollars in millions
MBbld	Thousand barrels per day
MMcfd	Million cubic feet per day
MMcfed	Million cubic feet equivalent per day
NYMEX	New York Mercantile Exchange
WTI	West Texas Intermediate